KAYAK REPORTS Q2 2012 FINANCIAL RESULTS

Norwalk, CT - August 22, 2012 - KAYAK Software Corporation (NASDAQ: KYAK) today announced financial results for the second quarter ended June 30, 2012.

"We're off to a strong start as a public company, with record revenues and adjusted EBITDA," said Steve Hafner, KAYAK Chief Executive Officer and Cofounder. "Our focus remains on ensuring that KAYAK is the best place to plan and book travel globally.”

Second Quarter 2012 Financial Results

•	Total Revenue: $76.9 million, a 36% year-over-year increase from $56.8 million in the second quarter of 2011.

•	Adjusted EBITDA: $20.6 million, an 85% year-over-year increase from $11.1 million in the second quarter of 2011.

•	Net Income: $7.3 million, a 93% year-over-year increase from $3.8 million in the second quarter of 2011.

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GAAP EPS: $0.19, as compared to $0.10 in the second quarter of 2011. GAAP EPS is calculated based on GAAP net income divided by 38.6 million and 37.4 million weighted average diluted shares outstanding.

Second Quarter 2012 Operating Metrics

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Total Queries: We processed 304 million queries, a 33% year-over-year increase from 229 million in the second quarter of 2011. Queries refer to user requests for travel information we process through our websites and mobile applications.

•	RPM: Revenue per thousand queries, or RPM, was $253, a 2% year-over-year increase from $248 in the second quarter of 2011.

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Mobile: We processed 57 million queries through our mobile applications, a 95% year-over-year increase from the second quarter of 2011. Revenue per thousand mobile queries, or mobile RPM of $46, increased 42% year-over-year from $33 in the second quarter of 2011. Mobile RPM figures are KAYAK's best estimation of revenue per thousand mobile queries based on data provided by those travel partners that delineate between mobile and website travel bookings.

Second Quarter 2012 Financial Results Conference Call: KAYAK will webcast a conference call today at 5 p.m. ET to discuss the second quarter 2012 financial results. The webcast can be accessed on the KAYAK Investor Relations website at http://ir.kayak.com, along with the company's earnings press release, financial tables and accompanying slide presentation. A live domestic dial-in is available at (877) 293-5492 or internationally at (720) 545-0007, using passcode 16409129. A domestic replay will be available at (855) 859-2056 or (404) 537-3406 internationally, using passcode 16409129. Following the call, a replay of the webcast will be available at the same website until September 5, 2012.

About KAYAK
KAYAK allows people to easily compare hundreds of travel sites at once when searching for flights, hotels, and rental cars, and gives travelers choices on where to book. The company processes over 100 million user queries each month and operates websites in 18 countries including the U.S., Germany, the United Kingdom, France, Spain, Italy, Russia and Brazil. KAYAK also offers a leading travel app with over 17 million downloads, available for free on iPhone, iPad, Android, Windows Mobile 7 and Nokia devices.

Use of Forward Looking Statements:
This press release contains forward looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in the company's Prospectus filed on July 20, 2012 and additional information that will be set forth in our Form 10-Q that will be filed for the quarter ended June 30, 2012, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://ir.kayak.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, is a metric used by management to measure operating performance. Adjusted EBITDA represents EBITDA excluding the impact of stock-based compensation expense and other income (expense), net. We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting other income (expense), net), tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), the impact of acquisitions and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Reconciliations” below for a reconciliation of income (loss) from operations to Adjusted EBITDA.

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Contacts:

Investor Relations:
Denise Garcia
203-682-8335
IR@kayak.com

Media Relations:
Jessica Casano-Antonellis
prcontact@kayak.com

KAYAK Software Corporation and Subsidiaries Consolidated Statements of Operations (Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$76,938	$56,753	$150,276	$109,427
Cost of revenues (excludes depreciation and amortization)	4,807	4,684	9,992	9,629
Selling, general and administrative expenses:
Marketing	39,409	30,025	80,658	58,482
Personnel, includes stock-based compensation of $2,669 and $3,054 for three months ended June 30, 2012 and 2011 respectively and $5,667 and $6,191 for the six months ended June 30, 2012 and 2011 respectively	11,306	9,800	23,219	19,839
Other general and administrative expenses, includes stock-based compensation of $173 and $0 for three months ended June 30, 2012 and 2011 respectively and $173 and $0 for the six months ended June 30, 2012 and 2011 respectively	3,615	4,164	8,447	8,381
Total selling, general and administrative expenses (excludes depreciation and amortization)	54,330	43,989	112,324	86,702
Depreciation and amortization	2,050	2,341	4,100	4,402
Impairment of intangible assets	—	—	—	14,980
Income (loss) from operations	15,751	5,739	23,860	(6,286)
Other income (expense)
Interest income	47	24	68	45
Other income (expense)	(613)	306	(809)	917
Total other income (expense)	(566)	330	(741)	962
Income (loss) before taxes	15,185	6,069	23,119	(5,324)
Income tax expense (benefit)	7,897	2,293	11,686	(2,186)
Net income (loss)	7,288	3,776	11,433	(3,138)
Redeemable convertible preferred stock dividends	(2,936)	(2,936)	(5,872)	(5,872)
Deemed dividend resulting from modification of redeemable convertible preferred stock	(2,929)	—	(2,929)	—
Net income (loss) attributed to common stockholders	$1,423	$840	$2,632	$(9,010)
Net income (loss) per common share
Basic	$0.20	$0.11	$0.37	$(1.21)
Diluted	$0.19	$0.10	$0.30	$(1.21)
Weighted average common shares
Basic	7,049,863	7,505,505	7,043,571	7,451,737
Diluted	38,620,694	37,391,530	37,959,369	7,451,737

KAYAK Software Corporation and Subsidiaries Condensed Balance Sheets (Unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$54,550	$35,127
Marketable securities	10,912	11,198
Accounts receivable, net of allowance for doubtful accounts	50,247	37,332
Deferred tax asset	2,212	2,212
Prepaid expenses and other current assets	5,826	5,425
Total current assets	123,747	91,294
Property and equipment, net	5,268	5,474
Intangible assets, net	14,563	17,684
Goodwill	155,244	155,677
Deferred tax asset	9,441	7,488
Other assets	248	331
Total assets	$308,511	$277,948
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$16,212	$9,514
Accrued expenses and other current liabilities	24,760	16,220
Total current liabilities	40,972	25,734
Warrant liability	1,319	1,150
Deferred tax liability	3,241	4,202
Other long-term liabilities	799	1,092
Total liabilities	46,331	32,178
Redeemable convertible preferred stock	256,295	247,494
Commitments and contingencies
Stockholders’ equity (deficit)
Common Stock	7	7
Class A common stock	—	—
Class B common stock, 33,864,565 issued and outstanding, on a pro forma basis	—	—
Additional paid-in capital	6,575	3,296
Cumulative translation adjustment	(2,215)	(977)
Accumulated earnings (deficit)	1,518	(4,050)
Total stockholders’ equity (deficit)	5,885	(1,724)
Total liabilities and stockholders’ equity (deficit)	$308,511	$277,948

KAYAK Software Corporation and Subsidiaries Consolidated Statements of Cash Flows (Unaudited, in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net income (loss)	$11,433	$(3,138)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	4,100	4,402
Stock-based compensation expense	5,840	6,191
Excess tax benefits from exercise of stock options	(73)	(226)
Deferred taxes	(2,819)	(9,811)
Mark to market adjustments	169	(916)
Impairment of intangible assets	—	14,980
Other	—	121
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(13,277)	(8,901)
Prepaid expenses and other current assets	461	2,989
Accounts payable	6,871	5,870
Accrued liabilities and other liabilities	8,171	(3,061)
Net cash from operating activities	20,876	8,500
Cash flows from investing activities
Capital expenditures	(1,162)	(1,068)
Purchase of marketable securities	(7,481)	(18,182)
Maturities of marketable securities	7,651	6,699
Cash paid for business combinations, net of cash acquired	—	(9,194)
Net cash from investing activities	(992)	(21,745)
Cash flows from financing activities
Proceeds from exercise of stock options	302	682
Tax benefits realized from exercise of stock options	73	226
Cash paid for expenses in connection with initial public offering	(411)	(1,118)
Net cash from financing activities	(36)	(210)
Effect of exchange rate changes on cash and cash equivalents	(425)	467
Increase (decrease) in cash and cash equivalents	19,423	(12,990)
Cash and cash equivalents, beginning of period	35,127	34,966
Cash and cash equivalents, end of period	$54,550	$21,976
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$—	$—
Income taxes	$11,040	$7,331

Key Operating Metrics (Unaudited, in thousands, except RPM)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Mobile Queries	57,103	29,291	109,464	54,697
Website Queries	246,936	199,457	504,890	388,270
Total Queries	304,039	228,748	614,354	442,967

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Mobile RPM (Estimate)	$46	$33	$40	$31
Website RPM (Estimate)	$301	$278	$289	$277
Total RPM	$253	$248	$245	$247

Schedule of Non-GAAP Reconciliations (Unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Income (loss) from operations	$15,751	$5,739	$23,860	$(6,286)
Other income (expense), net	(613)	306	(809)	917
Depreciation and amortization	2,050	2,341	4,100	4,402
Impairment of intangible assets	—	—	—	14,980
EBITDA	17,188	8,386	27,151	14,013
Stock-based compensation	2,842	3,054	5,840	6,191
Other (income) expense, net	613	(306)	809	(917)
Adjusted EBITDA	$20,643	$11,134	$33,800	$19,287